UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2017

WASHINGTON TRUST BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Rhode Island	001-32991	05-0404671
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

23 Broad Street
Westerly, Rhode Island	02891
(Address of Principal Executive Offices)	(Zip Code)

(401) 348-1200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Corporation’s Annual Meeting of Shareholders was held on April 25, 2017. On the record date of February 27, 2017, there were 17,191,070 shares issued, outstanding and eligible to vote, of which 14,354,569 shares, or 83.5%, were represented at the Annual Meeting either in person or by proxy.

The results of matters voted upon are presented below:

1.
Four directors, nominated by the Board of Directors, were elected to hold office as directors of the Corporation, each to serve until the 2020 Annual Meeting and until their successors are duly elected and qualified:

	Term	Votes For	Votes Withheld	Broker Non-votes
John J. Bowen	3 years	11,784,443	76,142	2,493,984
Robert A. DiMuccio, CPA	3 years	11,787,419	73,166	2,493,984
H. Douglas Randall, III	3 years	11,528,505	332,080	2,493,984
John F. Treanor	3 years	11,510,159	350,426	2,493,984

2.	The ratification of the selection of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Votes For	Votes Against	Abstentions	Broker Non-votes
13,994,852	337,775	21,942	—

3.	A non-binding advisory resolution to approve the compensation of the Corporation’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-votes
11,594,411	215,828	50,346	2,493,984

4.	A non-binding resolution to select the frequency of future shareholder advisory votes to approve the compensation of the Corporation’s named executive officers.

Every 1 Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-votes
10,043,383	86,520	1,677,046	53,636	2,493,984

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
(Registrant)
Date: April 28, 2017	By:	/s/ David V. Devault
David V. Devault
Vice Chair, Secretary and Chief Financial Officer